UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2018

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President/Chief Executive Officer Compensation and Employment Renewal

As previously disclosed on a Current Report on Form 8-K filed on June 20, 2017, Robert Dawson has served as the President and Chief Executive Officer of RF Industries, Ltd. (the “Company”) since July 17, 2017, pursuant to an employment letter agreement dated June 16, 2017 (the “Agreement”).

In light of the upcoming one-year anniversary of Mr. Dawson’s hire, the Board of Directors of the Company recently reviewed Mr. Dawson’s performance. Based on a review of his accomplishments after one year in his position, on July 12, 2018, the Board approved an increase in the annual base salary for Mr. Dawson from $250,000 to $275,000, effective July 18, 2018.

In addition, the Agreement provides that after the first anniversary of Mr. Dawson’s hire, his employment would automatically renew and be extended for an additional one-year period unless either party provided the other party with written notice of non-renewal. On July 12, 2018, the Board also approved the automatic renewal of Mr. Dawson’s employment for an additional one-year period, per the terms of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 12, 2018	By: /s/ Robert Dawson Robert Dawson President and Chief Executive Officer